Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No.2 to this Registration Statement on Form F-4 (File No. 333-259793) of Tritium DCFC Limited of our report dated September 24, 2021 relating to the financial statements of Tritium Holdings Pty Ltd, which appears in this Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Brisbane, Australia

November 29, 2021